Legal Opinion of Clark, Wilson

CLARK, WILSON                                                                     Barristers & Solicitors

BC's Law Firm for Business                                                             Patent & Trade-Mark Agents
800-885 W Georgia Street
Vancouver, BC  V6C 3H1
Tel.      604.687.5700

                                                                                                             Fax     604.687.6314

June 24, 2005

Bingo.Com, Ltd.
Spencer House, Box 821
The Valley, Anguilla
British West Indies

Dear Sirs:

Re: Registration Statement on Form S-8

                        We are special counsel to Bingo.Com, Ltd. (the "Company"), a corporation continued under the laws of the British West Indies, formerly incorporated under the laws of the State of Florida.  In such capacity, we have reviewed the Registration Statement of the Company on Form S-8 (the "Registration Statement") covering an aggregate of 7,120,000 of our common shares, consisting of 1,895,000 shares (the "1999 Plan Shares") of our common stock that we may issue pursuant to stock options granted and to be granted under our 1999 Stock Option Plan (the "1999 Plan"); 3,225,000 shares (the "2001 Plan Shares") of our common stock that we may issue pursuant to stock options granted and to be granted under our 2001 Stock Option Plan (the "2001 Plan"); and 2,000,000 shares (the "2005 Plan Shares") of our common stock that we may issue pursuant to stock options granted and to be granted under our 2005 Stock Option Plan (the "2005 Plan") (the 1999 Plan Shares, 2001 Plan Shares and 2005 Plan Shares are collectively the "Optioned Shares").

                        We have examined originals or copies, certified or otherwise identified to our satisfaction of the resolutions of the directors of the Company with respect to the matters herein.  We have also examined such statutes and public and corporate records of the Company, and have considered such questions of law as we have deemed relevant and necessary as a basis for the opinion expressed herein.  We have, for the purposes of this opinion, assumed the genuineness of all signatures examined by us, the authenticity of all documents and records submitted to us as originals and the conformity to all original documents of all documents submitted to us as certified, photostatic or facsimile copies.

                        Based upon and subject to the foregoing, and subject also to the qualifications hereinafter expressed, we are of the opinion that each Option Share to be issued by the Company and sold pursuant to the Registration Statement will be, when issued pursuant to the terms of the 1999 Plan, 2001 Plan and 2005 Plan, validly issued, fully paid and non-assessable.

                        We have attorneys admitted to practice in California, Florida, New York, Washington, Virginia and the District of Columbia, but not admitted to practice in the British West Indies ("BWI").  However, we are generally familiar with the corporate law of the BWI as presently in effect and we have made such inquiries with respect thereto as we consider necessary to render this opinion with respect to a BWI company.  This opinion letter is limited to the current federal laws of the United States, the Florida Business Corporations Act and, to the limited extent set forth above, the laws of the BWI, as such laws presently exist and to the facts

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as they presently exist.  We express no opinion with respect to the effect or applicability of the laws of any other jurisdiction.  We assume no obligation to revise or supplement this opinion letter should the laws of such jurisdiction be changed after the date hereof by legislative action, judicial decision or otherwise.

                        This opinion is being furnished solely in connection with the filing of the Registration Statement with the Securities and Exchange Commission, and we hereby consent to the use of this opinion as an exhibit to the Registration Statement.  This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of the Securities Act of 1933, as amended.  This opinion may not be relied upon, used by or distributed to any person or entity for any other purpose without our prior written consent.

Yours truly,

CLARK WILSON LLP

  "Clark Wilson LLP"